FORM 8-K
Exhibit 99.01

Media Relations:
Gabriele Collier
Silicon Image, Inc.
408-616-4088
Gabriele.Collier@siliconimage.com

Investor Relations:
Alex Chervet
Silicon Image, Inc.
408-616-4153
Alex.Chervet@siliconimage.com

SILICON IMAGE ANNOUNCES FIRST QUARTER FISCAL 2014 EARNINGS

SUNNYVALE, Calif., April 29, 2014 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of HD connectivity solutions, today reported financial results for its first quarter ended March 31, 2014.

Revenue for the first quarter of 2014 was $61.6 million, compared with $61.4 million in the fourth quarter of 2013 and $62.0 million in the first quarter of 2013.

“Silicon Image continues to improve profitability as we execute on our key initiatives, which include expanding the MHL ecosystem and driving the success of our 60GHz wireless business,” said Camillo Martino, chief executive officer of Silicon Image, Inc.  “At Mobile World Congress in February we showcased the latest MHL product implementations as well as 60GHz wireless technology.  Also, the MHL Consortium announced that over one half billion MHL-enabled devices have shipped to date.  In addition, we are pleased with the strong initial demand we have seen for our HDMI 2.0 and MHL 3.0 ICs during the quarter - particularly in our CE business.”

GAAP net loss for the first quarter of 2014 was $0.1 million, or $0.00 per share, compared with a GAAP net loss of $1.0 million, or $0.01 per share, for the fourth quarter of 2013 and a GAAP net loss of $0.7 million, or $0.01 per share, for the first quarter of 2013.

Non-GAAP net income for the first quarter of 2014 was $4.3 million, or $0.05 per diluted share, compared with a non-GAAP net income of $4.1 million, or $0.05 per diluted share, for the fourth quarter of 2013, and a non-GAAP net income of $3.1 million, or $0.04 per diluted share, for the first quarter of 2013.  Non-GAAP net income for these periods excludes stock-based compensation expense, amortization of intangible assets, strategic initiative and acquisition related expenses, restructuring charges and recovery of certain unsalable inventory.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

The following are Silicon Image’s financial performance estimates for the second quarter of 2014:

Revenue:	$71 million to $76 million
Gross Margin:	approximately 56.5%
GAAP operating expenses:	approximately $36 million
Non-GAAP operating expenses:	approximately $32.5 million
Diluted shares outstanding:	approximately 80.5 million
Non-GAAP tax rate:	approximately 30% of non-GAAP pre-tax income

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as stock-based compensation expense, amortization of intangible assets, strategic initiative and acquisition related expenses, restructuring charges and recovery of certain unsalable inventory do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its first quarter of 2014 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 877-941-1427 or 480-629-9664 and enter pass code 4678792.  The webcast and replay will be accessible on Silicon Image's investor relations website at http://www.SiliconImage.com.

A replay of the conference call will be available within two hours of the conclusion of the conference call through May 13, 2014.  To access the replay, please dial 800-406-7325 or 303-590-3030 and enter pass code 4678792.

About Silicon Image, Inc.
Silicon Image is a leading provider of connectivity solutions that enable the reliable distribution and presentation of high-definition content for mobile, consumer electronics, and PC markets.  The company delivers its technology via semiconductor and intellectual property products that are compliant with global industry standards and feature market leading Silicon Image innovations such as InstaPort™ and InstaPrevue™.  Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as mobile phones, tablets, DTVs, Blu-ray Disc™ players, audio-video receivers, digital cameras, as well as desktop and notebook PCs.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards; the latest standard for mobile devices – MHL®; and the leading 60GHz wireless HD video standard – WirelessHD®.  Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services.  For more information, visit us at http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, tax rates, company growth, progress and stock repurchases. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Revenue:
Product	$46,766	$46,949	$50,341
Licensing	14,795	14,428	11,698
Total revenue	61,561	61,377	62,039
Cost of revenue and operating expenses:
Cost of product revenue (1)(2)(3)	24,795	22,897	25,798
Cost of licensing revenue	20	267	267
Research and development (4)	16,957	19,787	18,558
Selling, general and administrative (5)	16,865	16,046	16,402
Amortization of acquisition-related intangible assets	208	230	251
Restructuring expense (6)	129	1,307	(7)
Total cost of revenue and operating expenses	58,974	60,534	61,269
Income from operations	2,587	843	770
Interest income and other, net	18	144	391
Income before provision for income taxes and equity in net loss of an unconsolidated affiliate	2,605	987	1,161
Income tax expense	2,554	1,837	1,742
Equity in net loss of an unconsolidated affiliate	150	114	123
Net loss	$(99)	$(964)	$(704)

Net loss per share – basic and diluted	$(0.00)	$(0.01)	$(0.01)
Weighted average shares – basic and diluted	77,858	77,417	77,421

(1) Includes restructuring expense	$-	$284	$-
(2) Includes amortization of acquisition-related intangible assets	$225	$225	$250
(3) Includes stock-based compensation expense	$173	$152	$135
(4) Includes stock-based compensation expense	$913	$852	$1,018
(5) Includes stock-based compensation expense	$1,951	$1,687	$1,771
(6) Includes stock-based compensation expense	$30	$-	$-

SILICON IMAGE, INC.
GAAP NET LOSS TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
GAAP net loss	$(99)	$(964)	$(704)
Non-GAAP adjustments:
Stock-based compensation expense (1)	3,067	2,691	2,924
Amortization of intangible assets (2)	433	455	501
Amortization of intangible assets of an unconsolidated affiliate (2)	40	40	35
Strategic initiative and acquisition related expenses (2)	-	1,000	-
Restructuring expense (3)	99	1,591	(7)
Recovery of certain unsalable inventory (3)	-	(825)	-
Non-GAAP net income before tax adjustments	3,540	3,988	2,749
Tax adjustments (4)	726	89	395
Non-GAAP net income	$4,266	$4,077	$3,144

Non-GAAP net income per share — basic	$0.05	$0.05	$0.04
Non-GAAP net income per share — diluted	$0.05	$0.05	$0.04
Weighted average shares — basic	77,858	77,417	77,421
Weighted average shares — diluted	80,100	78,990	78,433

Stock-based compensation expense is composed of the following:
Cost of revenue	$173	$152	$135
Research and development	913	852	1,018
Selling, general and administrative	1,951	1,687	1,771
Restructuring expense	30	-	-
Total	$3,067	$2,691	$2,924

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our strategic initiative and acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; or relating to our unconsolidated affiliates and (ii) strategic initiative and acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. In the fourth quarter of fiscal 2013, as a result of us executing an agreement with a specific customer, one of the earn-out conditions were met and we paid the privately-held company $1.0 million. We do not expect a fee of similar nature to be paid in our normal course of business and consider it infrequent and non-recurring. We believe that providing non-GAAP information for strategic initiative and acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs and (ii) recovery of certain unsalable inventory. It is difficult to estimate the amount or timing of these items in advance. Restructuring charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. In the fourth quarter of 2013, we received recovery related to previously written-down inventory. The inventory recovery is unusual and one-time event, which we do not expect to recur. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three months ended March 31, 2014, December 31, 2013 and March 31, 2013, our non-GAAP tax rate was approximately 30% of non-GAAP pre-tax income. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	March 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$84,980	$82,220
Short-term investments	53,154	56,003
Accounts receivable, net	37,128	34,729
Inventories	15,325	11,727
Prepaid expenses and other current assets	6,146	7,733
Deferred income taxes	202	191
Total current assets	196,935	192,603
Property and equipment, net	14,016	14,676
Deferred income taxes, non-current	1,300	4,368
Intangible assets, net	9,600	10,348
Goodwill	21,646	21,646
Other assets	8,319	8,498
Total assets	$251,816	$252,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$13,441	$12,894
Accrued and other current liabilities	18,641	20,622
Deferred margin on sales to distributors	8,700	9,634
Deferred license revenue	1,417	2,742
Total current liabilities	42,199	45,892
Other long-term liabilities	14,303	16,522
Total liabilities	56,502	62,414
Stockholders’ equity	195,314	189,725
Total liabilities and stockholders’ equity	$251,816	$252,139

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(99)	$(704)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	1,573	1,573
Stock-based compensation expense	3,067	2,924
Amortization of investment premium	248	328
Tax benefits from employee stock-based transactions	44	8
Amortization of intangible assets	748	702
Deferred income taxes	(11)	-
Excess tax benefits from employee stock-based transactions	(44)	(8)
Realized gain on sale of short-term investments	-	(9)
Equity in net loss of unconsolidated affiliate	150	123
Others	(24)	560
Changes in assets and liabilities:
Accounts receivable	(2,375)	(3,138)
Inventories	(3,598)	(3,013)
Prepaid expenses and other assets	1,616	904
Accounts payable	786	8,286
Accrued and other liabilities	(1,029)	(2,506)
Deferred margin on sales to distributors	(934)	2,875
Deferred license revenue	(1,325)	125
Cash provided by (used in) operating activities	(1,207)	9,030
Cash flows from investing activities:
Proceeds from sales of short-term investments	7,535	13,027
Purchases of short-term investments	(4,964)	(5,431)
Purchases of property and equipment	(1,256)	(835)
Cash paid for assets purchased from a privately-held company	-	(300)
Purchase of intellectual properties	-	(378)
Cash provided by investing activities	1,315	6,083
Cash flows from financing activities:
Proceeds from employee stock program	3,334	2,606
Excess tax benefits from employee stock-based transactions	44	8
Repurchase of restricted stock units for income tax withholding	(713)	(653)
Payment to acquire treasure shares	(11)	-
Cash paid to settle contingent consideration liabilities	(9)	(45)
Cash provided by financing activities	2,645	1,916
Effect of exchange rate changes on cash and cash equivalents	7	(134)
Net increase in cash and cash equivalents	2,760	16,895
Cash and cash equivalents — beginning of period	82,220	29,069
Cash and cash equivalents — end of period	$84,980	$45,964
Supplemental cash flow information:
Cash payment for income taxes	$(1,773)	$(1,655)
Restricted stock units vested	$1,895	$1,649
Property and equipment and other assets purchased but not paid for	$247	$1,418
Unrealized gain (loss) on short-term investments	$8	$(132)